Exhibit 23.2

Consent of Independent Certified Public Accounting Firm

HostGator.com, LLC

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 21, 2013, relating to the consolidated financial statements of HostGator.com LLC, which is incorporated in this Registration Statement.

/s/ BDO USA, LLP
Boston, Massachusetts
October 25, 2013